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                                NOVEMBER 9, 2001









                               SONERA CORPORATION




                          RIGHTS OFFERING OF  -  SHARES
                              IN THE FORM OF SHARES
                          OR AMERICAN DEPOSITARY SHARES




                           --------------------------

                             UNDERWRITING AGREEMENT
                                 (U.S. VERSION)

                           --------------------------




                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                                    MESSETURM
                             60308 FRANKFURT AM MAIN
                                     GERMANY


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                               SONERA CORPORATION
                         (incorporated under the laws of
                            the Republic of Finland)

                          Rights Offering of  -  Shares
                              in the form of Shares
                          or American Depositary Shares

                             UNDERWRITING AGREEMENT
                                 (U.S. VERSION)




                                                                November 9, 2001

Goldman, Sachs & Co.
85 Broad Street
New York
New York 10004

and

Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2EQ

Ladies and Gentlemen:

Sonera Corporation, a company organized under the laws of Finland (the "Company"), is offering up to - new shares of the Company (the "Offered Shares"), in the form of shares (the "Shares") or American depositary shares ("ADSs"), in a rights offering to holders of its Shares (the "Shareholders") on November 14, 2001 (the "Record Date") and to holders of its ADSs (the "ADS Holders") on the Record Date pursuant to shareholders' pre-emptive rights (the "Rights Offering"). The Company is granting Shareholders primary rights to purchase their pro rata share of the Offered Shares (the "Primary Share Rights") and is granting ADS Holders primary rights to purchase their pro rata share of the Offered Shares, in the form of ADSs (the "Primary ADS Rights" and, together with the Primary Share Rights, the "Primary Rights"). In addition, at the same time, the Company is granting Shareholders secondary rights to purchase a portion of any Offered Shares that are not subscribed for pursuant to the exercise by Shareholders of Primary Share Rights (the "Secondary Share Rights") and is granting ADS Holders secondary rights to purchase a portion of any Offered Shares, in the form of ADSs, that are not subscribed for pursuant to the exercise by Shareholders of Primary Share Rights (the "Secondary ADS Rights" and, together with the Secondary Share Rights, the "Secondary Rights"). The Primary Share Rights and the Secondary Share Rights together


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are referred to herein as the "Share Rights"; the Primary ADS Rights and the
Secondary ADS Rights together are referred to herein as the "ADS Rights"; and the Share Rights and the ADS Rights together are referred to herein as the "Rights".

The Republic of Finland, acting through the Ministry of Transport and Communications (the "Majority Shareholder"), has announced that it will exercise all of its Primary Share Rights, consisting of the right to subscribe for - Offered Shares, being 52.8 percent of the Offered Shares. The remaining Offered Shares (those not offered to the Majority Shareholder), being 47.2 percent of the Offered Shares or - Offered Shares, are referred to herein as the "Underwritten Shares". Subject to the terms and conditions stated herein, the underwriters named in Schedule 1 hereto (the "U.S. Underwriters") propose to subscribe or to procure subscribers for, and the Company proposes to issue to the U.S. Underwriters (or to subscribers procured by the U.S. Underwriters, as the case may be), at the subscription price of E- per share (the "Subscription Price"), up to - percent (the "U.S. Portion") of the Underwritten Shares (the "U.S. Underwritten Shares"), being
- Offered Shares (the "U.S. Underwriting Commitment"), subject to the terms and conditions of this Agreement.

It is understood by all parties that the Company is concurrently entering into an agreement (the "International Underwriting Agreement" and, together with the U.S. Underwriting Agreement, the "Underwriting Agreements") providing, subject to the terms and conditions stated therein, for the underwriters named therein (the "International Underwriters" and, together with the U.S. Underwriters, the "Underwriters"), for whom Goldman Sachs International and Deutsche Bank AG London are acting as representatives (the "Joint Global Coordinators"), to subscribe or to procure subscribers for, and for the Company to issue to the International Underwriters (or to subscribers procured by the International Underwriters, as the case may be), at the Subscription Price, up to - percent (the "International Portion") of the Underwritten Shares (the "International Underwritten Shares"), being - Offered Shares (the "International Underwriting Commitment" and, together with the U.S. Underwriting Commitment, the "Underwriting Commitments"). Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby made expressly conditional on one another.

The aggregate number of Underwritten Shares to be subscribed for by the Underwriters (or for which the Underwriters shall procure subscribers) pursuant to the Underwriting Commitments (the "Purchased Shares") will be the number of Underwritten Shares notified to the Joint Global Coordinators, on behalf of the International Underwriters, and the U.S. Underwriters by the Company in accordance with Section 2(b) below as soon as practicable after the close of business in Finland on November 28, 2001 (the "Subscription Period Expiration") and by not later than 6.00 p.m. Finnish time on November 29, 2001 (the "Determination Time"). Such number shall be the aggregate number of Underwritten Shares less the Exercised Offered Share Amount. The "Exercised Offered Share Amount" shall be the aggregate number of Underwritten Shares that (1) have been subscribed and paid for by Shareholders and ADS Holders, or their respective transferees of Rights, pursuant to the exercise of the Primary Rights by the Subscription Period Expiration, and (2) have been determined prior to the Determination Time to be allocated to Shareholders or ADS Holders pursuant to the exercise of the Secondary Rights, as determined by the Company or its advisers prior to the Determination Time.


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The aggregate number of U.S. Underwritten Shares to be subscribed for by the
U.S. Underwriters (or for which the U.S. Underwriters shall procure subscribers) pursuant to the U.S. Underwriting Commitment (the "U.S. Purchased Shares") will be the U.S. Portion of the Purchased Shares. The aggregate number of International Underwritten Shares to be subscribed for by the International Underwriters (or for which the International Underwriters shall procure subscribers) pursuant to the International Underwriting Commitment (the "International Purchased Shares") will be the International Portion of the Purchased Shares.

The U.S. Underwriters and the International Underwriters are simultaneously entering into an agreement between U.S. and international syndicates (the "Agreement Between Syndicates"), which provides, among other things, for the transfer of Purchased Shares between the two syndicates.

The Company has entered into a deposit agreement dated as of October 12, 1999 (as amended as of April 26, 2001, the "Deposit Agreement") among the Company, Citibank N.A. as depositary (in such capacity, the "Depositary") and the holders and beneficial owners from time to time of American depositary receipts (the "ADRs") issued by the Depositary and evidencing the ADSs. In addition, the Company has entered into a rights agency agreement dated as of November 9, 2001 (the "ADS Rights Agency Agreement") among the Company and Citibank N.A. as ADS rights agent (in such capacity, the "ADS Rights Agent") in relation to the Rights Offering to ADS Holders.

Three forms of prospectus are to be used in connection with the Rights Offering and the offering by the Underwriters of the Purchased Shares: (i) one to be used for offering the Offered Shares in the United States, (ii) one to be used for offering the Offered Shares outside the United States and Finland, and (iii) a Finnish language prospectus for use in connection with the Rights Offering in Finland, which prospectus may be supplemented from time to time subsequent to its initial publication by means of public announcements by the Company in accordance with Finnish law (such prospectus, as so updated, the "Finnish Prospectus"). The international form of prospectus will be identical to the U.S. prospectus except for certain substitute pages and amendments thereto as mentioned below. References herein to any prospectus, whether in preliminary or final form and whether as amended or supplemented, shall include the U.S. and the international versions thereof.

In addition, this Agreement incorporates by reference certain provisions from the International Underwriting Agreement (including the related definitions of terms, which are also used elsewhere herein) and, for purposes of applying the same, references (whether in these precise words or their equivalent) in the incorporated provisions to the "Underwriters" shall be to the Underwriters hereunder, to "this Agreement" (meaning therein the International Underwriting Agreement) shall be to this Agreement (except where this Agreement is already referred to or as the context may otherwise require) and to the "Joint Global Coordinators" shall be to the addressees of this Agreement, and, in general, all such provisions and defined terms shall be applied MUTATIS MUTANDIS as if the incorporated provisions were set forth in full herein having regard to their context in this Agreement as opposed to the International Underwriting Agreement.


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1.       The Company hereby makes to the U.S. Underwriters the same respective representations, warranties and agreements as are set forth in
         Section 1 of the International Underwriting Agreement, which Section is incorporated herein by this reference.

2.       (a)      Subject to the terms and conditions herein set forth, the
                  Company agrees to issue to each of the U.S. Underwriters (or to subscribers procured by) the U.S. Underwriters, and each of the U.S. Underwriters agrees, severally and not jointly, to subscribe for (or to procure subscribers for), at the Subscription Price per Offered Share, the aggregate number of U.S. Purchased Shares determined by multiplying the aggregate number of U.S. Purchased Shares by the percentage set forth opposite the name of such U.S. Underwriter in Schedule 1 hereto (to be adjusted by the U.S. Underwriters so as to eliminate fractional Shares).

         (b) As soon as practicable after the Subscription Period Expiration and by not later than the Determination Time, the Company shall notify (in the form of the notice set out in Schedule 2 to this Agreement) the Joint Global Coordinators, on behalf of the International Underwriters, and the U.S. Underwriters in writing of the aggregate number of Underwritten Shares to be subscribed for by the Underwriters (or for which the Underwriters shall procure subscribers) pursuant to the Underwriting Commitments. Such number shall be the aggregate number of Underwritten Shares less the Exercised Offered Share Amount and such number stated in the notice from the Company shall be final and binding on the Company for all purposes.

         (c) If all the Underwritten Shares have been issued pursuant to the exercise of Rights in the Rights Offering, the obligations of the U.S. Underwriters under this Agreement shall terminate.

3. After the Determination Time and the authorization by the U.S. Underwriters of the release of the U.S. Purchased Shares, the several U.S. Underwriters propose to offer the U.S. Purchased Shares for sale upon the terms and conditions set forth in the Prospectus and in the Agreement Between Syndicates. Any resale of the U.S. Purchased Shares by the U.S. Underwriters or any sub-underwriters appointed by the U.S. Underwriters will be for their own account and not on behalf of the Company or any Shareholders or ADS Holders.

4.       (a)      Delivery of the U.S. Purchased Shares by the Company will be made by book-entry registration to an account or accounts specified by the U.S. Underwriters in the facilities of the Finnish Book-Entry Securities System. It is understood and agreed by the parties hereto that no delivery or transfer of the U.S. Purchased Shares at the Time of Delivery shall be effective until and unless payment therefor has been made pursuant hereto and the U.S. Underwriters shall have received at the Time of Delivery certificates and other evidence reasonably satisfactory to it of the execution of the book-entry registration of the U.S. Purchased Shares in favor of the U.S. Underwriters or accounts specified by the U.S.
                  Underwriters.


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         (b)      Subject to the terms and conditions of this Agreement, the time and date of the subscription and payment for the U.S. Purchased Shares shall be no later than 1.00 p.m. Finnish time on December 3, 2001 or such other time and date as the U.S. Underwriters and the Company may agree upon in writing. Such time and date for delivery of the U.S. Purchased Shares is herein called the "Time of Delivery". The Company will promptly after the subscription and payment for the U.S. Purchased Shares effect their registration with the Trade Registry and their delivery to the U.S. Underwriters or to subscribers procured by the U.S. Underwriters. The delivery shall, in any case, by completed no later than 9 a.m. Finnish time on December 4, 2001.

         (c) The documents to be delivered on the date hereof and at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the U.S. Purchased Shares and any additional documents requested by the U.S. Underwriters pursuant to Section 8 hereof, will be delivered at the offices of White & Case LLP, Etelaranta 14, Helsinki or at such other place as shall be agreed upon by the U.S. Underwriters and the Company (the "Closing Location"), and the U.S. Purchased Shares will be delivered as specified in Sections 4(a) and 4(b) above, all on the date hereof or at the Time of Delivery, as the case may be. A meeting will be held at the Closing Location at 2.00 p.m. Finnish time on the Finnish Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered at the Time of Delivery will be available for review by the parties hereto. For the purposes of this Agreement, "Finnish Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in Finland are generally authorized or obligated by law or executive order to close.

5. The Company hereby makes with the U.S. Underwriters the same agreements as are set forth in Section 5 of the International Underwriting Agreement, which Section is incorporated herein by this reference.

6.       (a)      In consideration of their services under this Agreement, the
                  Company will pay the U.S. Underwriters a commission of 4 percent of the aggregate Subscription Price for the U.S.
                  Underwritten Shares, to be divided among the U.S. Underwriters according to the percentage set forth opposite the name of each U.S. Underwriter in Schedule 1 hereto.

         (b) The commissions referred to in Section 6(a) shall be paid in euros to the U.S. Underwriters at the Time of Delivery, such payment being credited to an account details of which have been notified by the U.S. Underwriters to the Company not later than two business days prior to the Time of Delivery.

         (c) The commissions referred to in Section 6(a) shall be paid to the U.S. Underwriters whether or not the U.S. Underwriters shall be called upon to purchase the full number of U.S. Underwritten Shares.


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7.       The Company and the U.S. Underwriters hereby agree with respect to certain expenses on the same terms as are set forth in Section 6 of the International Underwriting Agreement, which Section is incorporated herein by this reference.

8. Subject to the provisions of the Agreement Between Syndicates, the obligations of the U.S. Underwriters hereunder, as to the U.S. Purchased Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, at the Time of Delivery to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and additional conditions identical to those set forth in Section 8 of the International Underwriting Agreement, which Section is incorporated herein by this reference.

9.       (a)      The Company will indemnify and hold harmless each U.S.
                  Underwriter against any losses, claims, damages or liabilities to which such U.S. Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the Finnish Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each U.S. Underwriter for any legal or other expenses reasonably incurred by such U.S. Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary
                  Prospectus, the Registration Statement, the ADS Registration
                  Statement, the Finnish Prospectus or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter expressly for use therein.

         (b) Each U.S. Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the ADS Registration Statement, the Finnish Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary


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                  Prospectus, the Registration Statement, the ADS
                  Registration Statement, the Finnish Prospectus or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter expressly for use therein and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall be liable for any settlement or compromise of or consent to the entry of any judgment with respect to any proceeding, action or claim, effected without its prior written consent, but if such settlement, compromise or judgment is made with such consent, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement, compromise or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.


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         (d)      If the indemnification provided for in this Section 9 is
                  unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other from the offering of the Shares and ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the U.S. Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares and ADSs purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the U.S. Underwriters with respect to the Shares and ADSs purchased under this Agreement, in each case as set forth in the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the U.S. Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the U.S. Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares and ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section


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                  11(f) of the Act) shall be entitled to contribution from
                  any person who was not guilty of such fraudulent misrepresentation. The U.S. Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) The obligations of the Company and the U.S. Underwriters under this Section 9 shall be in addition to any liability which the Company and the U.S. Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or any U.S. Underwriter, as applicable, in each case within the meaning of the Act; and the obligations of the Company and any U.S. Underwriter under this Section 9 shall be in addition to any liability which any such party may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any U.S. Underwriter, in each case, within the meaning of the Act.

10.      (a)      If any U.S. Underwriter shall default in its obligation to subscribe for the U.S. Purchased Shares which it has agreed to subscribe for hereunder at the Time of Delivery, you may in your discretion arrange for you or another party or other parties to subscribe for such U.S. Purchased Shares on the terms contained herein. If within thirty-six hours after such default by any U.S. Underwriter you do not arrange for the subscription of such U.S. Purchased Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to subscribe for such U.S. Purchased
                  Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the subscription of such U.S. Purchased Shares, or the Company notifies you that they have so arranged for the subscription of such U.S. Purchased Shares, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "U.S. Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such U.S. Purchased
                  Shares.

         (b) If, after giving effect to any arrangements for the subscription for the U.S. Purchased Shares of a defaulting U.S. Underwriter by you and the Company as provided in subsection (a) above, the aggregate number of such U.S. Purchased Shares which remains unsubscribed for does not exceed one-eleventh of the aggregate number of all of the U.S. Purchased Shares to be subscribed for at the Time of Delivery, then the Company shall have the right to require the non-defaulting U.S. Underwriter to subscribe for the number of


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                  U.S. Purchased Shares which the U.S. Underwriter agreed to subscribe for hereunder at the Time of Delivery and, in addition, to require the non-defaulting U.S. Underwriter to subscribe for its pro rata share (based on the number of U.S. Purchased Shares which such U.S. Underwriter agreed to subscribe for hereunder) of the U.S. Purchased Shares of such defaulting U.S. Underwriter for which such arrangements have not been made; but nothing herein shall relieve the defaulting U.S. Underwriter from liability for its default.

         (c) If, after giving effect to any arrangements for the subscription for the U.S. Purchased Shares of a defaulting U.S. Underwriter by you and the Company as provided in subsection (a) above, the aggregate number of such U.S. Purchased Shares which remains unsubscribed for exceeds one-eleventh of the aggregate number of all of the U.S. Purchased Shares to be subscribed for at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting U.S. Underwriter to subscribe for the U.S. Purchased Shares of the defaulting U.S. Underwriter, then this Agreement shall thereupon terminate, without liability on the part of the non-defaulting U.S. Underwriter or the Company, except for the expenses to be borne by the Company and the U.S. Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve the defaulting U.S. Underwriter from liability for its default.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several U.S. Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any U.S. Underwriter or any controlling person of any U.S. Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive the completion of the Rights Offering and the offering and sale of the U.S. Purchased Shares by the U.S. Underwriters and the delivery of and payment for the Offered Shares and ADSs.

12. If this Agreement shall be terminated pursuant to Section 10 hereof or if for any other reason any Offered Shares or ADSs are not delivered by or on behalf of the Company as provided herein, the Company shall not be under any liability to any U.S. Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act jointly on behalf of each of the U.S. Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any U.S. Underwriter made or given by you jointly.

         All statements, requests, notices and agreements hereunder shall be in writing, and if to the U.S. Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the U.S. Underwriters, at (A) Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department, and (B)

         Deutsche Bank AG London, Winchester House, 1 Great Winchester Street, London EC2N 2EQ, Attention: Equity Capital Markets; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the U.S. Underwriters and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any U.S. Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares or ADSs from any U.S. Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any U.S. Underwriter or by any person who controls any U.S. Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and
         (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby which is instituted in any New York Court or in any competent court in Finland. The Company has appointed Sonera Corporation U.S., 5335 Wisconsin Avenue, N.W. Suite 950, Washington D.C. 2001S, as its authorized agent (the "Authorized Agent") upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any U.S. Underwriter or by any person who controls any U.S. Underwriter, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

16. In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency (the "judgment currency") other than United States dollars, the Company will indemnify each U.S. Underwriter against any loss incurred by such U.S. Underwriter as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which a U.S. Underwriter is able to purchase United States dollars with the amount of the judgment currency actually received by such U.S. Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

17. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

18. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

19. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, one for the Company, one for each of the U.S. Underwriters and one for each counsel, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the U.S. Underwriters and the Company.


                                            Very truly yours,

                                            SONERA CORPORATION

                                            By:      _____________________
                                                     Name:
                                                     Title:

                                            By:      _____________________
                                                     Name:
                                                     Title:

Accepted as of the date hereof
at London, England

GOLDMAN, SACHS & CO.

By:      ________________________
         Name:
         Title:

DEUTSCHE BANK AG LONDON

By:      ________________________
         Name:
         Title:

                                   SCHEDULE 1

                            UNDERWRITING COMMITMENTS

INTERNATIONAL UNDERWRITERS                               COMMITMENT
--------------------------                               ------------
Goldman, Sachs & Co.                                     50 percent
Deutsche Bank AG London                                  50 percent

                                   SCHEDULE 2

                   FORM OF NOTICE FROM COMPANY TO UNDERWRITERS

                    [On the letterhead of Sonera Corporation]


                                                                November 9, 2001

Goldman Sachs International
Deutsche Bank AG London
  As representatives of the several International Underwriters

Goldman, Sachs & Co.
Deutsche Bank AG London
  As U.S. Underwriters

c/o Goldman Sachs International
Peterborough Court
133 Fleet Street
London EC4 2BB

and

Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2EQ

Ladies and Gentlemen:

Reference is made to the International Underwriting Agreement and the U.S. Underwriting Agreement, each dated November 9, 2001, entered into by us (together the "Underwriting Agreements"). Unless otherwise defined in this letter, capitalized terms defined in the Underwriting Agreements shall have the same meanings in this letter.

We hereby give you notice, in accordance with Clause 2(b) of each of the Underwriting Agreements, that the aggregate number of Underwritten Shares to be subscribed for by the Underwriters (or for which the Underwriters shall procure subscribers) pursuant to the Underwriting Commitments is [ ] (the "Purchased Shares"). This is based on the Exercised Offered Share Amount of [ ]. The number of Purchased Shares set out in this letter shall be final and binding on the Company for all purposes.

                                            Very truly yours,

                                            SONERA CORPORATION

                                            By:      _____________________
                                                     Name:
                                                     Title:

                                            By:      _____________________
                                                     Name:
                                                     Title: